                                                                   Exhibit 10.03



                                 VISTACARE, INC.

                  2002 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                    AS AMENDED AND RESTATED NOVEMBER 11, 2002

1.       Purpose.

         The purpose of this 2002 Non-Employee Director Stock Option Plan (the "Plan") of VistaCare, Inc. (the "Company") is to encourage ownership in the Company by non-employee directors of the Company whose services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company.

2.       Administration.

         The Board of Directors shall supervise and administer the Plan. All questions concerning interpretation of the Plan or any options granted under it shall be resolved by the Board of Directors and such resolution shall be final and binding upon all persons having an interest in the Plan. The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations, delegate any or all of its powers under the Plan to a committee appointed by the Board of Directors, and if a committee is so appointed, all references to the Board of Directors in the Plan shall mean and relate to such committee.

3.       Participation in the Plan.

         Directors of the Company who are not employees of the Company or any subsidiary of the Company ("non-employee directors") shall be eligible to receive options under the Plan.

4.       Stock Subject to the Plan.

         (a) The maximum number of shares of the Company's Class A Common Stock, par value $.01 per share ("Common Stock"), which may be issued under the Plan shall be 300,000 shares, subject to adjustment as provided in Section 7.

         (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares covered by the unexercised portion of such option shall again become available for issuance pursuant to the Plan.

         (c) All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         (d) Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5.       Terms, Conditions and Form of Options.

         Each option granted under the Plan shall be evidenced by a written agreement in such form as the Company shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

         (a) Option Grant Dates. Options shall automatically be granted to the Directors as follows:

             (i) each person who first becomes a non-employee director after the Company's initial public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, shall be granted an option to purchase 50,000 shares of Common Stock on the date of his or her election to the Board of Directors; and

             (ii) each non-employee director shall be granted an option to purchase 25,000 shares of Common Stock on November 11 of each year, beginning November 11, 2003, provided he or she attended at least 75% of the meetings of the Board of Directors or any committees on which he or she served in the preceding year.

         Each date of grant of an option pursuant to this Section 5(a) is hereinafter referred to as an "Option Grant Date."

         (b) Option Exercise Price. The option exercise price per share for each option granted under the Plan shall equal (i) the closing price on any national securities exchange on which the Common Stock is listed, (ii) the closing price of the Common Stock on the Nasdaq National Market or (iii) the average of the closing bid and asked prices in the over-the-counter market, whichever is applicable, as published in The Wall Street Journal, on the Option Grant Date. If no sales of Common Stock were made on the Option Grant Date, the price of the Common Stock for purposes of clauses (i) and (ii) above shall be the reported price for the next preceding day on which sales were made.

         (c) Transferability of Options. Except as the Board may otherwise determine or provide in an option granted under the Plan, any option granted under the Plan to an optionee shall not be transferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative. References to an optionee, to the extent relevant in the context, shall include references to authorized transferees.

         (d) Vesting Period.

         Each option granted under the Plan shall be immediately exercisable with respect to all of the shares covered thereby.

         (e) Termination. Each option shall terminate, and may no longer be exercised, on the earlier of (i) the date ten years after the Option Grant Date of such option or (ii) the first anniversary of the date on which the optionee ceases to serve as a director of the Company.

         (f) Exercise Procedure. An option may be exercised only by written notice to the Company at its principal office accompanied by (i) payment in cash or by certified or bank check of the full consideration for the shares as to which they are exercised, (ii) delivery of outstanding shares of Common Stock (which have been outstanding for at least six months) having a fair market value on the last business day preceding the date of exercise equal to the option exercise price, or (iii) an irrevocable undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

         (g) Exercise by Representative Following Death of Director. An optionee, by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his or her legal representative, who, by reason of the optionee's death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

6.       Limitation of Rights.

         (a) No Right to Continue as a Director. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain the optionee as a director for any period of time.

         (b) No Stockholders' Rights for Options. An optionee shall have no rights as a stockholder with respect to the shares covered by his or her option until the date of the issuance to him or her of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 7) for which the record date is prior to the date such certificate is issued.

         (c) Compliance with Securities Laws. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

7.       Adjustment Provisions for Mergers, Recapitalizations and Related
         Transactions.

         If, through or as a result of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar transaction, (i) the outstanding shares of Common Stock are exchanged for a different number or kind of securities of the Company or of another entity, or (ii) additional shares or new or different shares or other securities of the Company or of another entity are distributed with respect to such shares of Common Stock, the Board of Directors shall make an appropriate and proportionate adjustment in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan (without changing the aggregate purchase price for such options), to the end that each option shall be exercisable, for the same aggregate exercise price, for such securities as such optionholder would have held immediately following such event if he had exercised such option immediately prior to such event. No fractional shares will be issued under the Plan on account of any such adjustments.

8.       Definition of "Change in Control Event".

         A "Change in Control Event" shall mean:

         (a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company after the date of adoption of this Plan by the Board of Directors if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 30% or more of either (x) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company or an underwriter or agent of the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (c) of this definition; or

         (b) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

         (c) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

9.       Termination and Amendment of the Plan.

         The Board of Directors may suspend or terminate the Plan or amend it in any respect whatsoever.

10.      Notice.

         Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

11.      Governing Law.

         The Plan and all determinations made and actions taken pursuant hereto shall be governed by the internal laws of the State of Delaware (without regard to any applicable conflicts of laws or principles).

12.      Effective Date.

         The Plan shall become effective upon the closing of the Company's first underwritten public offering of its Common Stock.